Exhibit 4.19

FIRST AMENDMENT

to the

INVESTMENT AGREEMENT DATED AS OF JANUARY 18, 2026

among

SCHMID GROUP, N.V,

GEBR. SCHMID GMBH, AS GUARANTOR

and

THE PARTIES LISTED HEREIN

Dated as of January 20, 2026

FIRST AMENDMENT TO THE INVESTMENT AGREEMENT

This FIRST AMENDMENT TO THE INVESTMENT AGREEMENT (this “Amendment”), dated as of January 20, 2026 by and among SCHMID Group, N.V., a Dutch limited liability company (together with any successor or assign pursuant to Section 5.09 of the Investment Agreement (as defined below), the “Company”), Gebr. Schmid GmbH, a German limited liability company (“Guarantor”), and the Purchasers. Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in the Investment Agreement (as defined below).

WHEREAS, the Parties hereto previously entered into an investment agreement dated as of January 18, 2026 (the “Investment Agreement”).

WHEREAS, the Parties desire to amend certain provisions in the Investment Agreement, on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

1. Amendments to the Investment Agreement. Effective as of the date of this Amendment:

(a) Section 2.02 (d) of the Investment Agreement is hereby amended to include as an additional condition of the obligations of each Purchaser to consummate the applicable Closing the following:

“(x) Anette Schmid, Christian Schmid and certain companies controlled by Anette Schmid and/or Christian Schmid shall have executed a subordination agreement in relation to the shareholder loans and property loans made to the Guarantor and that are identified on Schedule 2.02(d) attached hereto, such subordination agreement to be in form and substance approved by each of the Parties in its respective discretion.”

2. Miscellaneous.

(a)The terms, conditions and provisions of the Investment Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Investment Agreement, nor constitute a waiver or amendment of any provision of the Investment Agreement.

(b)Any provision of this Amendment may be amended or modified in whole or in part at any time by an agreement in writing executed by each of the parties hereto. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

(c)This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(d)This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this

Amendment and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Amendment and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, may be brought and determined in the United States District Court for the Southern District of New York or any New York State court sitting in New York City and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Amendment, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this section, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Amendment, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.02 shall be effective service of process for any suit or proceeding in connection with this Amendment or the transactions contemplated hereby.

(e)EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS AMENDMENT.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

SCHMID GROUP, N.V.

By:	/s/ Arthur Schuetz
Name: Arthur Schuetz
Title: Chief Financial Officer

GEBR. SCHMID GMBH, AS GUARANTOR

By:	/s/ Christian Schmid
Name: Christian Schmid
Title: Chief Executive Officer

[Signature Page to First Amendment to the Investment Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

LINDEN ADVISORS LP, on behalf of certain advised or
managed funds and accounts

By:	/s/ Saul Ahn
Name: Saul Ahn
Title: General Counsel / Authorized Signatory

Notice Information:

Address:

590 Madison Avenue, 15th Floor
New York, NY 10022

Email: amcgrath@lindenlp.com; rlennon@lindenlp.com

[Signature Page to the First Amendment to the Investment Agreement]

SCHEDULE 2.02(d)

Affiliate Obligations Subject to Subordination Agreement

Contract/Date	Subordinated Creditor	Nominal amount in EUR outstanding on 20 January 2026
Property loan dated December 31, 2024	Schmid Grundstücke GmbH & Co. KG	11,000,000
Property loan dated July 3, 2025	Schmid Grundstücke GmbH & Co. KG	65,434
Property loan dated July 9, 2025	Schmid Verwaltungs GmbH	2,025,875
Current account property loan dated December 31, 2024	Schmid Grundstücke GmbH & Co. KG	1,924,728
Loan agreement dated January 15, 2021	Christian Schmid	2,816,417
Current account loan agreement dated December 31, 2024	Christian Schmid	513,551
Current account loan agreement dated December 31, 2024	Anette Schmid	1,297,724
Current account agreement (Kontokorrentvertrag) dated 13 October 2011, amended 16 January 2012	Christian Schmid	8,000,000
Current account agreement (Kontokorrentvertrag) dated 13 October 2011, amended 16 January 2012	Anette Schmid	13,000,000